UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 13, 2025
ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 E. Layton Avenue,	12th Floor
Denver,	Colorado	80237
(Address of principal executive offices)		(Zip Code)

(720) 258-2130
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	MODV	The NASDAQ Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry Into or Amendment of a Material Definitive Agreement.
Purchase and Exchange Agreement

As described in further detail in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 10, 2025 and the definitive proxy statement filed with the Commission on February 3, 2025 (the “Proxy Statement”), pursuant to the Purchase and Exchange Agreement, dated January 9, 2025 (the “Purchase and Exchange Agreement”), by and among ModivCare Inc. (the “Company”) and Coliseum Capital Partners, L.P. (“CCP”) and Blackwell Partners LLC - Series A (together with CCP, the “Investors”), the Investors agreed, subject to approval of the Company’s stockholders at the Special Meeting (as defined below), to (i) purchase (the “Purchase”) $30.0 million in aggregate principal amount of the Company’s 5.000%/10.000% Second Lien Senior Secured PIK Toggle Notes due 2029 (the “Second Lien Notes”) and (ii) exchange $20.165 million in aggregate principal amount of the Company’s existing 5.000% Senior Notes due 2029 held by the Investors for an equivalent principal amount of Second Lien Notes (the “Exchange” and, together with the Purchase, the Expense Reimbursement (as defined in the Proxy Statement), the performance by the Company of its other obligations under the Purchase and Exchange Agreement, the terms of the Second Lien Notes, the Second Lien Notes Indenture (as defined below) and any other documents incidental to the issuance of the Second Lien Notes, any other actions the Company may take in furtherance of the foregoing and the receipt by the Investors of the benefits of being holders of the Second Lien Notes, the “Coliseum Transactions”). The Coliseum Stockholders (as defined in the Proxy Statement) own more than 15% of the outstanding voting stock of the Company and may therefore be deemed collectively to be an “interested stockholder” (as defined in Section 203 of the Delaware General Corporation Law (the “DGCL”)) of the Company with respect to the Coliseum Transactions.

First Supplemental Indenture

As previously disclosed by the Company in a Current Report on Form 8-K filed by the Company with the Commission on March 11, 2025, on March 7, 2025, the Company issued $251.0 million of Second Lien Notes pursuant to an indenture (the “Second Lien Notes Indenture”), dated as of March 7, 2025, among the Company, the guarantors party thereto (the “Guarantors”) and Ankura Trust Company, LLC, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”). On March 14, 2025, the Company, the Guarantors, the Trustee and the Notes Collateral Agent entered into a supplemental indenture (the “First Supplemental Indenture”) to the Second Lien Notes Indenture, pursuant to which the Company issued $50.165 million of Second Lien Notes to the Investors.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the First Supplemental Indenture, which is attached as Exhibit 4.1 hereto and incorporated herein by reference. Investors and other parties are encouraged to read the full text of the First Supplemental Indenture because it contains other important information not summarized herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K related to the First Supplemental Indenture is incorporated herein by reference into this Item 2.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders
On March 3, 2025, the Company convened a special meeting of stockholders, which was adjourned, without commencing any business, and reconvened on March 13, 2025 (collectively, the “Special Meeting”). The Special Meeting was held for the following purposes:

1.To approve the Coliseum Transactions with the Investors pursuant to Section 203 of the DGCL (the “Coliseum Transactions Proposal”).

2.To approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes in favor of the Coliseum Transactions Proposal (the “Adjournment Proposal”).

The Coliseum Transactions Proposal was approved by the requisite vote of the Company’s stockholders. The final voting results for each of the proposals are described below. For more information on each of the proposals, see the Proxy Statement. There were no recorded broker non-votes.

1.The Coliseum Transactions Proposal:

Votes For:	7,462,218
Votes Against:	167,985
Abstentions:	316,850

2.The Adjournment Proposal:

As a sufficient number of shares of the Company’s common stock were voted in favor of the Coliseum Transactions Proposal, the Adjournment Proposal was rendered moot and was not presented at the Special Meeting.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

4.1	First Supplemental Indenture.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ModivCare Inc.

Date: March 14, 2025	By:	/s/ Faisal Khan
	Name:	Faisal Khan
	Title:	Senior Vice President, General Counsel and Secretary